UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 25, 2005

CLARKSTON FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation) 15 South Main Street Clarkston, Michigan (Address of principal executive office)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.) 48346 (Zip Code)

Registrant’s telephone number, including area code: (248) 625-8585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition.

On April 25, 2005, Clarkston Financial Corporation issued a press release announcing results for the first quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

99.1     Press release dated April 25, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2005	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ J. Grant Smith —————————————— J. Grant Smith Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated April 25, 2005 with respect to financial results for the first quarter ended March 31, 2005.

EXHIBIT 99.1

Clarkston Financial Corp. Reports Double-Digit Balance-Sheet Growth.
Lower Q1 EPS From New-Bank Start-Up Costs.

        CLARKSTON, Mich., April 25 /PRNewswire-FirstCall/ -- Clarkston Financial Corporation (OTC Bulletin Board: CKSB), the holding company for Clarkston State Bank, recorded solid balance-sheet growth, but lower first quarter net income, resulting primarily from start-up costs for its proposed new bank, Edwin L. Adler, Board Chairman, and J. Grant Smith, Chief Operating Officer and Chief Financial Officer, jointly announced today.

        Clarkston Financial Corporation is the holding company for Clarkston State Bank, which opened in January 1999, and operates five branches in Clarkston, Waterford, and Independence Township, and a new Loan Production Office (LPO) in nearby Milford, Mich. Following and subject to regulatory approval, the LPO operations will be transferred to a de novo bank, Huron Valley State Bank (in organization), with Clarkston Financial holding approximately 55% ownership.

        Net income for the three months ended March 31, 2005 was $179,000, or $0.17 per diluted share, compared with net income of $302,000, or $0.29 per diluted share, for the first quarter of 2004. Results included some 132,400, equivalent to $0.12 per diluted share, in organizational and start-up costs for the new operations in Milford and the launch of the new mortgage-banking group.

        Overall operating performance was outstanding, underscoring the Bank's success at attracting customers and building market share. Both net interest income and noninterest income were up sharply. Net interest income increased 32%, reflecting loan growth and higher net interest margin. Noninterest income increased 83% over the first quarter of 2004, as a result of growth in branch operation fees. However, noninterest expense rose nearly 59%. This increase includes expenses for the new Milford LPO, the organizational costs related to the proposed new Huron Valley State Bank (in organization), and expenses for the new mortgage group.

        The new Milford LPO is booking loans, but, as expected, at a start-up pace. The LPO is contributing to the top line, but not yet to the bottom line.

        Huron Valley State Bank (in organization) has identified its proposed Board of Directors and a president, subject to final regulatory approval. Moreover, it's expected that additional staff will be hired and undergo training in the second quarter and that final approvals will be received and the official forming and opening of the new bank will take place early in the third quarter of 2005. It is expected that the Huron Valley State Bank (in organization) will be accretive to CFC earnings in 2006.

        The Bank's former mortgage-broker group, with a staff of four, is now a full-service mortgage-banking division, with a team of seven and direct, online underwriting links to Federal Home Loan Mortgage Corporation (Freddie Mac). Using new software, mortgage loans can now be approved -- nearly paperlessly and hands-free -- in a matter of minutes. The mortgage-banking group is expected to be accretive this year.

        The balance sheet continues to grow: Assets rose 6.16% to $173,448,000, loans increased 12% to $125,547,000, and deposits grew by 12.4% to $142,292,000.

        Mr. Adler said, "We are implementing our strategic plan. Growth and progress come with costs. We are making necessary investments to attract and retain good customers, expand services and products, increase our marketing footprint, and build our franchise. We have a very talented team of professionals who are working diligently on our continued growth initiatives."

        Mr. Smith added, "We are on target with our plan objectives. Our branches are performing exceptionally well, especially our newest, which provides our first drive-up window for the Clarkston area. It's proving to be very popular and has exceeded our expectations thus far. Although a bit slow in the first quarter, consumer lending has started to pickup as the weather has improved. Our commercial lending is quite strong. We have a substantial pipeline coming off the first quarter, which is traditionally our slowest period for commercial lending. Our mortgage production has remained steady throughout the quarter and we expect to roll out our new mortgage software during the second quarter. Our new mortgage division, coupled with our new software, will further enhance our ability to create a market niche with our current builder and developer customers, as well as other area builders and realtors. In the short run this has reduced our earnings, but, we believe, in the long run will help us penetrate an underserved market and provide for future revenues."

        Safe Harbor.  This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. The opening of Huron Valley State Bank (a Michigan banking corporation to be formed) is subject to prior regulatory approval by the FDIC and by the Michigan Office of Financial and Insurance Services. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation's filings with the Securities and Exchange Commission, available via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

Clarkston Financial Corporation
Quarterly Financial Summary
First Quarter 2005
Unaudited

SUMMARY OF OPERATIONS	Three Months Ended March 31, 2005		Percent
	2005	2004	Change

Net Interest Income	1,481	1,119	32.35%
Provision for Loan Losses	95	80	18.75%
Non-Interest Income	244	133	83.46%
Non-Interest Expense	1,351	850	58.94%
Pre-Tax Income	279	322	-13.35%
Net Income	179	302	-40.73%

Net Income Per Share (Annualized)	$0.17	$0.29	-40.67%
Net Interest Margin (Period Avg. Assets)	3.66%	3.30%	10.79%

PERFORMANCE RATIOS		Quarter
Return on Average Equity	5.91%	10.46%	-43.54%
Return on Average Assets	0.43%	0.84%	-49.26%

BALANCE SHEET HIGHLIGHTS	March 31 2005	December 31, 2004

Assets	$173,448	$163,379	6.16%
Loans (Gross)	125,547	112,186	11.91%
Deposits	142,292	126,643	12.36%
Interest Earning Assets	166,095	157,206	5.65%
Shareholders' Equity	12,109	12,201	-0.75%
Book Value per Share	$11.58	$11.67	-0.75%
Total Shares Outstanding	1,045,909	1,045,909	0.00%
ALLLP as a % Total Loans	1.09%	1.14%	-4.39%